Exhibit 1.1

Execution Copy

MICROSOFT CORPORATION

Underwriting Agreement

September 22, 2010

To the Representatives named in Schedule I hereto

of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Microsoft Corporation, a corporation incorporated in the State of Washington (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II hereto (the “Underwriters”), the principal amounts set forth in Schedule II hereto of its debt securities identified on Schedule I hereto (the “Securities”), to be issued under an indenture dated as of May 18, 2009, as supplemented by a second supplemental indenture thereto to be dated as of September 27, 2010, and as further amended or supplemented from time to time (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-155495) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of this Agreement; such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the various parts of such registration statement, including all exhibits thereto (other than the Statement of Eligibility and Qualification on Form T-1) and including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the base prospectus filed as part of the Registration Statement, in the form in which it was most recently filed with the Commission prior to or on the date of this Agreement, is hereinafter called the “Base Prospectus”; the final prospectus supplement to such prospectus (including the Base Prospectus) relating to the Securities, in the form filed or to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities, in the form filed or to be filed with the Commission pursuant to Rule 424(b), is hereinafter called a “Preliminary Prospectus”; the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined in Section 1(e) hereof), including, without limitation, any Preliminary Prospectus relating to the Securities, is hereinafter called the “Pricing Prospectus”; any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder, on or before the date of this Agreement or the issue date of any such prospectus; any reference to “amend,” “amendment,” “supplement” or similar terms with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act or the Securities Act, as the case may be, after the date of this Agreement or the issue date of any such prospectus which are deemed to be incorporated by reference therein; and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Securities that (x) is required to be filed with the Commission by the Company or (y) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or the offering that does not reflect the final terms is hereinafter called an “Issuer Free Writing Prospectus”;

(b) The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they were filed with the Commission or became effective, as the case may be, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder; none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when such documents are filed with the Commission or become effective, as the case may be, will conform in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) The Registration Statement, any Preliminary Prospectus and the Pricing Prospectus conform, and the Prospectus and any post-effective amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; and (i) the Registration Statement and any amendment thereto, as of their applicable effective dates relating to the Securities, did not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, as of their issue dates, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus and the Prospectus as amended or supplemented, if applicable, at the Time of Delivery (as defined in Section 2 hereof), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), and has not been, and continues not to be, an “ineligible issuer” (as such term is defined in Rule 405 under the Securities Act), in each case as from the earliest time after the filing of the Registration Statement that the Company or another offering participant made a “bona fide” offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities;

(e) As used herein, the “Disclosure Package” means, collectively, (i) the Pricing Prospectus, (ii) the Final Term Sheet prepared and filed pursuant to Section 5(b) hereof and (iii) any other Issuer Free Writing Prospectus that is identified on Schedule III hereto; and the “Applicable Time” means 6:00 p.m. (New York City time) on the date of this Agreement. The Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus identified on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that this representation and warranty shall not apply to statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f) The Company has not made, and, without the prior written consent of the Representatives, will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433 under the Securities Act; provided, however, that the prior written consent of the Representatives shall be deemed to have been given with respect to the Issuer Free Writing Prospectuses identified on Schedule III hereto; and the Company has complied, and will comply, with the requirements of Rule 433 under the Securities Act applicable to any such Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record-keeping;

(g) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus;

(h) The Securities have been duly authorized and, when authenticated in accordance with the Indenture and issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(i) The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, at the Time of Delivery, will constitute, a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(j) The Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Disclosure Package and the Prospectus.

2. Purchase and Sale of Securities. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule I hereto the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule II hereto.

The Securities to be purchased by each Underwriter hereunder will be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of federal (same-day) funds, at the office of Simpson Thacher & Bartlett LLP, at 9:30 a.m. (New York City time) on September 27, 2010, or at such other time and date (not later than the fifth business day thereafter) as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery.” The Securities will be delivered by the Company to the Representatives in the form of global Securities, representing all of the Securities, which will be deposited by the Representatives on behalf of the Underwriters with The Depository Trust Company, or its nominee, for credit to the respective accounts of the Underwriters.

3. Offer and Sale of Securities by the Underwriters. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Disclosure Package and the Prospectus.

4. Representations, Warranties and Agreements of the Underwriters. (a) Each Underwriter, on behalf of itself and each of its affiliates, severally and not jointly, represents and warrants to, and agrees with, the Company that it and each such affiliate have not offered, sold, purchased or delivered, and will not offer, sell, purchase or deliver, directly or indirectly, any of the Securities or distribute any offering material in relation thereto in any jurisdiction outside the United States except under circumstances that will, to the best of its or such affiliate’s knowledge, result in compliance with the applicable laws and regulations thereof. In the event that the offer or sale of the Securities by an Underwriter in a jurisdiction outside the United States requires any action on the part of the Company in or with respect to such jurisdiction, such Underwriter agrees with the Company that it will use its commercially reasonable efforts to assist the Company in complying with such requirements.

(b) Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Company and the Representatives that it has not made, and unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission; provided, however, that the prior written consent of the Company shall be deemed to have been given with respect to the Issuer Free Writing Prospectuses identified on Schedule III hereto. The Company represents that it has treated or agrees that it will treat any such issuer free writing prospectus or free writing prospectus to which it so consents as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 applicable thereto, including with respect to timely filing with the Commission, legending and record-keeping.

5. Further Agreements of the Company. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Securities Act no later than the Commission’s close of business on the second business day following the date of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); and to make no further amendment or supplement to the Registration Statement, the Pricing Prospectus or the Prospectus after the date of this Agreement and prior to the Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof unless in the opinion of counsel for the Company such amendment or supplement is required by law; provided, however, that in the case of any periodic filing to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act during such period, the Company shall furnish to the Representatives a draft of any such filing for review by the Representatives prior to filing with the Commission and shall discuss any reasonable comments that the Representatives may have with respect to such draft prior to filing;

(b) To prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in the form previously agreed upon by the Company and the Underwriters, and to file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date of this Agreement; provided, however, that the Company shall furnish the Representatives with copies of the Final Term Sheet prior to such proposed filing and shall not use or file any such document which shall be disapproved by the Representatives; and to file promptly any other Issuer Free Writing Prospectus or other material required to be filed by the Company with the Commission pursuant to Rule 433 under the Securities Act in accordance with Section 1(f) hereof;

(c) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities (the “prospectus delivery period”); and, during the prospectus delivery period, to advise the Representatives, promptly after it receives notice thereof, of (i) the time when any post-effective amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus or any amended Prospectus has been filed with the Commission (provided that no such notification need be given in connection with any such amendment or supplement consisting of a document filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the Time of Delivery unless the Representatives have advised the Company that the Underwriters have not completed the distribution of the Securities), (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of any order suspending or preventing the use of any prospectus relating to the Securities or any Issuer Free Writing Prospectus, or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for the purpose of any of the foregoing or (v) any request by the Commission for the amending or supplementing of the Registration Statement or of the Prospectus or for additional information; and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or any Issuer Free Writing Prospectus or suspending any such qualification, or of any such notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its reasonable best efforts to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the “Registration Statement” shall include any such amendment or new registration statement);

(d) To take such action as the Representatives may reasonably request to qualify the Securities for offer and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) To furnish each Underwriter with one copy of the Registration Statement and, during the prospectus delivery period referred to in Section 5(c) hereof, to furnish the Underwriters with copies of the Disclosure Package and the Prospectus in New York City in such quantities as the Representatives may reasonably request (excluding, in each case, any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system);

(f) If, during the prospectus delivery period referred to in Section 5(c) hereof, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or, if for any other reason it shall be necessary in the opinion of counsel for the Company during such prospectus delivery period to amend or supplement the Prospectus or to file with the Commission any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and prepare and file such document and to furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(g) To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158);

(h) During the period beginning from the date of this Agreement and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities without the prior written consent of the Representatives; and

(i) To pay the Commission the required filing fees relating to the Securities within the time period required by Rule 456(b)(1) under the Securities Act.

6. Payment of Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s independent registered public accounting firm in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto, and any Issuer Free Writing Prospectus, and the mailing and delivering of copies thereof to the Underwriters and dealers and any out-of-pocket costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (ii) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment memoranda (not to exceed $5,000); (iii) any fees charged by securities rating services for rating the Securities; (iv) the cost of preparing the Securities; (v) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee and any such agent in connection with the Indenture and the Securities; and (vi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6 and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, any transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. Conditions of Underwriters’ Obligation. The obligations of the Underwriters hereunder shall be subject, in the discretion of the Representatives, to (i) the condition that all representations and warranties of the Company herein are as of the Time of Delivery true and correct, (ii) the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and (iii) the following additional conditions:

(a) Any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for each such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and the Final Term Sheet provided for in Section 5(b) hereof and any other Issuer Free Writing Prospectus relating to the Securities shall have been filed with the Commission pursuant to Rule 433 under the Securities Act within the applicable time period prescribed for such filing by Rule 433 and in accordance with Section 5(b) hereof (unless such Issuer Free Writing Prospectus is not required to be filed with the Commission pursuant to Rule 433(d)(5)(i));

(b) No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received;

(c) Keith R. Dolliver, Esq., Associate General Counsel, Legal and Corporate Affairs, and Assistant Secretary of the Company, shall have furnished to the Representatives his written opinion, dated the Time of Delivery, in form and substance substantially in the form set forth in Schedule IV hereto;

(d) Weil, Gotshal & Manges LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance substantially in the form set forth in Schedule V hereto;

(e) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Disclosure Package, the Prospectus, and other related matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;

(f) At the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a “comfort” letter or letters, dated the Time of Delivery, as to such matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives (which comfort letter or letters shall, as applicable, be substantially consistent with drafts provided by Deloitte & Touche LLP to the Representatives prior to or on the date of this Agreement or comfort letters previously delivered in respect of offerings of securities by the Company);

(g) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have been a material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus (excluding any amendment or supplement thereto), the effect of which is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus;

(h) On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading of any securities issued by the Company; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis affecting the financial markets of the United States, if the effect of any such event specified in clause (iv) or (v) in the reasonable judgment of the Representatives makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus;

(i) On or after the date of this Agreement and prior to the Time of Delivery (i) no downgrading shall have occurred in the rating assigned to the Company’s debt securities by Standard and Poor’s Rating Services, a division of The McGraw-Hill

Companies, Inc., or Moody’s Investors Service, Inc. and (ii) neither of these rating organizations shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities, the effect of which, in any event specified in clause (i) or (ii), in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus; and

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate of the Company signed by an officer of the Company reasonably satisfactory to the Representatives as to (i) the accuracy of the representations and warranties of the Company herein as of the Time of Delivery, (ii) the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery and (iii) the matters set forth in Sections 7(b) and 7(g) hereof.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, the Disclosure Package, or any “issuer free writing prospectus” (as defined in Rule 433(d) under the Securities Act) relating to the offering of the Securities, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, the Disclosure Package, or any such issuer free writing prospectus, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company to the same extent as the indemnity set forth in Section 8(a) hereof, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of, or omission or alleged omission to state, a material fact made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section 8(a) or 8(b), as the case may be, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Section 8(a) or 8(b), as the case may be. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section 8(a) or 8(b), as the case may be, for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, notwithstanding the preceding sentence of this Section 8(c), the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm (in addition to not more than one separate local counsel in any jurisdiction in which the indemnified party requires representation by separate counsel) for all such indemnified parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be liable for any settlement effected by an indemnified party without its prior written consent, but if the settlement is made with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) hereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any

other affiliate (within the meaning of Rule 405 under the Securities Act) of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any other affiliate (within the meaning of Rule 405 under the Securities Act) of the Company.

9. Defaulting Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) hereof, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) hereof, the aggregate principal amount of the Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, as referred to in Section 9(b) hereof, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting

Underwriters to purchase the Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. Nature of Underwriters’ Obligations. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is, and has been, acting solely as a principal and is not the agent or fiduciary of the Company directly or indirectly, (iii) no Underwriter has assumed, or will assume, an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any similar obligation to the Company with respect to the offering of the Securities contemplated hereby except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

13. Authority of Representatives. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by any Representative and may assume that such statement, request, notice or agreement has been duly authorized by such Underwriter.

14. Notices. All statements, requests, notices and agreements hereunder shall be in writing or by telephone if promptly confirmed in writing, and if to the Underwriters, shall be sufficient in all respects if delivered or sent by facsimile transmission or registered mail to the Representatives at the addresses set forth on Schedule I hereto; and if to the Company, shall be sufficient in all respects if delivered or sent by facsimile transmission or registered mail to Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, Attention: Corporate Vice President and Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address which, if not set forth on Schedule I hereto, shall be provided to the Company by the Representatives upon request.

15. Persons Entitled to Benefit of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time of Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day, other than a Saturday or a Sunday, which is not a day or which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

17. Definitive Agreement. This Agreement supersedes all prior agreements and understandings (written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature pages follow]

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us eight (8) counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of an Agreement among Underwriters, copies of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without any representation or warranty on the Representatives’ part as to the authority of the senders thereof.

Very truly yours,

MICROSOFT CORPORATION

By:	/s/ George H. Zinn
Name: George H. Zinn
Title: Corporate Vice President, Treasurer

Accepted as of the date first written above at New York,

New York:

J.P. MORGAN SECURITIES LLC

By:	/S/ ROBERT BOTTAMEDI
Name: Robert Bottamedi
Title: Vice President

BARCLAYS CAPITAL INC.

BY:	/s/ PAMELA KENDALL
Name: Pamela Kendall
Title: Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ BRIAN BEDNARSKI
Name: Brian Bednarski
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

WELLS FARGO SECURITIES, LLC

By:	/s/ CAROLYN HURLEY
Name: Carolyn Hurley
Title: Director

Acting on behalf of themselves and

the several Underwriters named herein

SCHEDULE I

TERMS OF SECURITIES AND OFFERING

Underwriting Agreement: dated September 22, 2010

Registration Statement No.: 333-155495

Representatives:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (212) 816-7912

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Registration Department

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28226

Attention: Transaction Management

Facsimile: (704) 383-9165

Title of the Securities:

0.875% Notes due 2013 (the “2013 Notes”)

1.625% Notes due 2015 (the “2015 Notes”)

3.000% Notes due 2020 (the “2020 Notes”)

4.500% Notes due 2040 (the “2040 Notes” and, together with the 2013 Notes, the 2015 Notes and the 2020 Notes, the “Notes”)

Aggregate Principal Amount:
2013 Notes:	$1,000,000,000
2015 Notes:	$1,750,000,000
2020 Notes:	$1,000,000,000
2040 Notes:	$1,000,000,000
Denominations:
$2,000 and multiples of $1,000 in excess thereof
Price to Public:
2013 Notes:	99.835% of the principal amount, plus accrued interest, if any, from September 27, 2010

2015 Notes:	99.561% of the principal amount, plus accrued interest, if any, from September 27, 2010

2020 Notes:	99.136% of the principal amount, plus accrued interest, if any, from September 27, 2010

2040 Notes:	98.911% of the principal amount, plus accrued interest, if any, from September 27, 2010
Purchase Price by Underwriters:
2013 Notes:	99.685% of the principal amount, plus accrued interest, if any, from September 27, 2010

2015 Notes:	99.211% of the principal amount, plus accrued interest, if any, from September 27, 2010

2020 Notes:	98.686% of the principal amount, plus accrued interest, if any, from September 27, 2010

2040 Notes:	98.036% of the principal amount, plus accrued interest, if any, from September 27, 2010
Maturity:
2013 Notes:	September 27, 2013
2015 Notes:	September 25, 2015
2020 Notes:	October 1, 2020
2040 Notes:	October 1, 2040

Interest Rate:
2013 Notes:	0.875% per annum
2015 Notes:	1.625% per annum
2020 Notes:	3.000% per annum
2040 Notes:	4.500% per annum
Interest Payment Dates:
2013 Notes:	Semi-annually on March 27 and September 27, beginning on March 27, 2011
2015 Notes:	Semi-annually on March 25 and September 25, beginning on March 25, 2011
2020 Notes:	Semi-annually on April 1 and October 1, beginning on April 1, 2011
2040 Notes:	Semi-annually on April 1 and October 1, beginning on April 1, 2011

Sinking Fund Provisions:

None.

Other Terms:

Defeasance provisions of the Indenture shall be applicable to the Notes.

Closing Date, Time and Location:	September 27, 2010 at 9:30 a.m. (New York City time) at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

SCHEDULE II

Underwriter	Principal Amount of 2013 Notes to be Purchased	Principal Amount of 2015 Notes to be Purchased	Principal Amount of 2020 Notes to be Purchased	Principal Amount of 2040 Notes to be Purchased
Barclays Capital Inc.	$270,000,000	$472,500,000	$270,000,000	$270,000,000
Citigroup Global Markets Inc.	270,000,000	472,500,000	270,000,000	270,000,000
J.P. Morgan Securities LLC.	270,000,000	472,500,000	270,000,000	270,000,000
Goldman, Sachs & Co.	85,000,000	148,750,000	85,000,000	85,000,000
Wells Fargo Securities, LLC	85,000,000	148,750,000	85,000,000	85,000,000
CastleOak Securities, L.P.	10,000,000	17,500,000	10,000,000	10,000,000
The Williams Capital Group, L.P.	10,000,000	17,500,000	10,000,000	10,000,000

Total	$1,000,000,000	$1,750,000,000	$1,000,000,000	$1,000,000,000

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SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

•	Final Term Sheet, dated September 22, 2010, relating to the Securities, which will be filed pursuant to Rule 433 under the Securities Act.

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SCHEDULE IV

FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL, LEGAL AND

CORPORATE AFFAIRS, AND ASSISTANT SECRETARY OF THE COMPANY

(i) The Company has been duly incorporated and is validly existing as a corporation under the law of the State of Washington and has all corporate power and authority to conduct its business and own its properties as described in the Disclosure Package and the Prospectus and to execute, deliver and perform its obligations under this Agreement, the Securities and the Indenture.

(ii) The Indenture has been duly authorized, executed and delivered by the Company.

(iii) The Securities have been duly authorized, executed and issued by the Company.

(iv) This Agreement has been duly authorized, executed and delivered by the Company.

(v) The issuance and sale of the Securities by the Company and the execution, delivery and performance by the Company of this Agreement and the Indenture will not breach or result in a default under any material loan agreement of the Company or any of its subsidiaries or other material agreement or instrument of the Company or any of its subsidiaries known to such counsel, nor will such action violate the Company’s Amended and Restated Articles of Incorporation or Bylaws or any Washington state statute or any rule or regulation that has been issued pursuant to any Washington state statute or any order known to such counsel issued pursuant to any Washington state statute by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(vi) No consent, approval, authorization, order, registration or qualification of or with any Washington state governmental agency or body or, to the knowledge of such counsel, any Washington state court is required for the issuance and sale of the Securities by the Company, or the execution, delivery and performance by the Company of this Agreement and the Indenture.

(vii) To the knowledge of such counsel, there are no statutes or pending or threatened legal or governmental proceedings required to be described in the Disclosure Package and the Prospectus which are not described as required.

(viii) Such counsel does not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement which are not filed as required.

(ix) The documents incorporated by reference in the Pricing Prospectus and the Prospectus or any amendment thereto prior to the Time of Delivery (other than the financial statements or other financial data therein, as to which such counsel need not express any opinion), as of the date when they were filed with the Commission or became effective, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission

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thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed or became effective, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials, and such counsel may rely upon the opinion of counsel for the Company as to all matters of New York state law.

SCHEDULE V

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF COUNSEL FOR

THE COMPANY

(i) The Indenture has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Indenture has been duly qualified under the Trust Indenture Act.

(ii) The Securities have been duly and validly executed and issued by the Company and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement (and assuming the due authentication thereof by the Trustee in accordance with the provisions of the Indenture), will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and entitled to the benefits of the Indenture.

(iii) This Agreement has been duly and validly executed and delivered by the Company.

(iv) The issue and sale of the Securities by the Company, the execution and delivery by the Company of each of the Indenture, this Agreement and the Securities and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) New York or federal law or regulation (other than federal and state securities or blue sky laws, as to which such counsel need not express any opinion in this paragraph), or (ii) any judgment, writ, injunction, decree, order or ruling of any New York or federal court or governmental authority binding on the Company of which such counsel is aware.

(v) No consent, approval, waiver, license or authorization or other action by or filing with any New York or federal governmental authority, or to such counsel’s knowledge, any New York or federal court, is required in connection with the issue and sale of the Securities by the Company, the execution and delivery by the Company of each of the Indenture, this Agreement and the Securities, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for the registration under the Securities Act, of the Securities and such consents, approvals, waivers, licenses or authorizations as may be required under state securities or blue sky laws, as to which such counsel need not express any opinion in this paragraph.

(vi) The Registration Statement has become effective under the Securities Act of 1933 and such counsel is not aware of any stop order suspending the effectiveness of the Registration

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Statement. To the knowledge of such counsel, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

(vii) The statements in the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities,” in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters or documents and fairly summarize the matters referred to therein in all material respects.

(viii) The statements in the Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders,” insofar as such statements constitute summaries of matters of U.S. federal income tax law or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

(ix) The Company is not, and immediately after giving effect to the sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Such counsel shall also confirm that (a) each of the Registration Statement as of the date it first became effective under the Securities Act, and the Prospectus (including the documents incorporated by reference therein), as of the date of this Agreement, appeared on its face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the rules and regulations thereunder, and (b) no facts have come to the attention of such counsel which cause such counsel to believe that (i) the Registration Statement (including the documents incorporated by reference therein), as of its most recent effective date (which is understood to be the date of this Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package (including the documents incorporated by reference therein), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the documents incorporated by reference therein), as of the date of this Agreement or as of the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

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